AMENDMENT AGREEMENT #1

This AMENDMENT AGREEMENT #1 ("Amendment") is made and dated as of June 14, 2000 (the "Effective Amendment Date") by and between Schering Aktiengesellschaft ("Schering") and Techniclone Corporation ("Techniclone").

WHEREAS, Schering and Techniclone entered into the License Agreement dated as of March 8, 1999 relating to the grant by Techniclone to Schering of certain rights in the area of radiolabeled antibodies for use in oncology, and the development by the Parties of a Product (the "Agreement") ;

WHEREAS, the Agreement calls for Techniclone to bear a portion of certain Clinical Development Expenses and all of certain CMC/Manufacturing Expenses; and

WHEREAS, Techniclone is desirous of having Schering take over the responsibility for paying Techniclone's portion of Clinical Development Expenses in two stages (described below) through Decision Point #2 (defined below), and Schering is willing to assume such payment responsibilities (but not Techniclone's obligations to perform and pay for CMC/Manufacturing) in exchange for the consideration described in this Amendment;

NOW THEREFORE, intending to be legally bound and for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

SECTION 1: DEFINITIONS. Capitalized terms used in this Amendment shall have the meanings ascribed in the Agreement. The following additional terms shall be added to "Article I: Definitions" of the Agreement:

         "DECISION POINT #1" means the date on which the clinical study results are finalized for the Phase I Maximum Tolerated Dose Trial.

         "DECISION POINT #2" means the date on which the first twenty-eight (28) fully evaluable patients have completed the protocol for the Phase II/III Clinical Trial.

         "PAYMENT SHARES" means the common equity shares of Techniclone that Techniclone transfers to Schering to fulfill Techniclone's payment obligations pursuant to Section 3.04(d). Such shares shall be registered with the United States Securities and Exchange Commission, and shall be saleable by Schering in the public market for securities in the United States through a broker-dealer licensed by the United States Securities and Exchange Commission, upon an S-3 registration statement filed by Techniclone with the United States Securities and Exchange Commission relating thereto becoming effective.

         "PHASE I MAXIMUM TOLERATED DOSE TRIAL" means a clinical trial of Product in humans to establish the maximum tolerated dose and to collect dosimetry data.

         "PHASE II/III CLINICAL TRIAL" means a clinical trial of Product in humans designed to fulfill the FDA requirements of both a Phase II Clinical Trial and a Phase III Clinical Trial, sufficient to avoid the necessity of conducting a separate Phase II Clinical Trial and Phase III Clinical Trial, while providing adequate data to support a grant of Regulatory Approval from EMEA and FDA.

         "PROCEEDS" means the cash amount that Schering receives as a result of selling Payment Shares in the public market for securities in the United States, net of commissions and other expenses of Schering related to the sale of the Payment Shares .

SECTION 2: AMENDMENT OF SECTION 3.04(b). The Parties agree that Section 3.04 (b)
(ii) of the Agreement shall be deleted in its entirety and replaced with the following language:

                           (ii)     CLINICAL DEVELOPMENT EXPENSES.

                           (A) CLINICAL DEVELOPMENT EXPENSES FROM EFFECTIVE AMENDMENT DATE THROUGH DECISION POINT #1. Schering shall be responsible for one hundred percent (100%) of all Clinical Development Expenses, subject to a maximum of one million, three hundred thousand United States dollars ($1,300,000), incurred from the Effective Amendment Date through Decision Point #1 for Products in the Territory; provided however that Techniclone shall be responsible for one hundred percent (100%) of Clinical Development Expenses relating to the manufacture, packaging and delivery to clinical sites of Oncolym for use in Clinical Development through Decision Point #1. In the event that Clinical Development Expenses incurred from the Effective Amendment Date through Decision Point #1 exceed one million three hundred thousand United States dollars ($1,300,000), then Schering shall be responsible for eighty percent (80%) of the excess and Techniclone shall be responsible for twenty percent (20%) of the excess. In the event that Schering determines to continue Clinical Development after Decision Point #1, then clause B below shall be applicable.

                           (B) CLINICAL DEVELOPMENT EXPENSES FROM DECISION POINT #1 THROUGH DECISION POINT #2. In the event that Schering determines to continue Clinical Development following Decision Point #1, then Schering shall be responsible for one hundred percent (100%) of all Clinical Development Expenses, subject to a maximum of one million, seven hundred thousand United States dollars ($1,700,000), incurred from Decision Point #1 through Decision Point #2 for Products in the Territory; provided however that Techniclone shall be responsible for one hundred percent (100%) of Clinical Development Expenses relating to the manufacture, packaging and delivery to clinical sites of Oncolym for use in Clinical Development from Decision Point #1 through Decision Point #2. In the event that Clinical Development Expenses incurred from Decision Point #1 through Decision Point #2 exceed one million, seven hundred thousand United States dollars ($1,700,000), then Schering shall be responsible for eighty percent (80%) of the excess and Techniclone shall be responsible for twenty percent (20%) of the excess. In the event that Schering determines to continue Clinical Development after Decision Point #2, then Schering shall be responsible for eighty percent (80%) of all Clinical Development Expenses incurred after Decision Point #2 (including Clinical Development Expenses relating to the manufacture, packaging and delivery to clinical sites of Oncolym for use in Clinical Development) for Products in the Territory, and Techniclone shall be solely responsible for the remaining twenty percent (20%) of such Clinical Development Expenses.

SECTION 3: ADDITION OF SECTION 3.04(d). The Parties agree to add the following new Section 3.04(d) to the Agreement, as follows:

                  (d)  PAYMENTS TO SCHERING BY TECHNICLONE.

                           (A) FROM EFFECTIVE AMENDMENT DATE THROUGH DECISION POINT #1.

                                    (i) In consideration of Schering's agreement
                           to undertake responsibility for payment of Clinical Development Expenses as described above from the Effective Amendment Date through Decision Point #1, Techniclone agrees to transfer to Schering, within three (3) days after the registration statement described below in Section 3.04(d)(A)(iii) becomes effective, Payment Shares equal to one million, three hundred thousand United States dollars ($1,300,000) determined by the average closing stock price for the five trading days prior to the date the registration statement becomes effective. In addition, in lieu of transferring all or part of the Payment Shares to Schering, Techniclone shall have the right to pay Schering in cash at any time to satisfy the obligations of Techniclone hereunder, for either the full amount due to Schering or any portion thereof, at the sole discretion of Techniclone. The Parties recognize that the public market for securities in the United States is volatile, and that as a result Schering may not realize Proceeds of one million, three hundred thousand United States dollars ($1,300,000) (or such lower amount as may be applicable if Techniclone has satisfied part of its obligations hereunder in cash) when it sells the Payment Shares. In the event that Schering realizes Proceeds of less than one million, three hundred thousand United States dollars ($1,300,000) (or such lower amount as may be applicable if Techniclone has satisfied part of its obligations hereunder in cash) as a result of the sale of the Payment Shares, Schering shall notify Techniclone of the shortfall. Techniclone shall pay the amount of the shortfall to Schering either by issuing additional Payment Shares to Schering, by paying cash to Schering, or some combination thereof in the sole discretion of Techniclone, but in any event such payment shall be made to Schering within ten trading days from the date of written notification from Schering to Techniclone of the shortfall. The Parties recognize that if Techniclone makes up any shortfall through the transfer of additional Payment Shares to Schering, then the process described above may have to be repeated more than once in order for Schering to realize Proceeds equal to one million, three hundred thousand United States dollars ($1,300,000). Schering agrees to provide Techniclone with a copy of the relevant broker/dealer trading record within a reasonable time of receipt of a written request from Techniclone. Schering's obligations under this Amendment and the Agreement are conditioned upon Schering realizing Proceeds equal to one million, three hundred thousand United States dollars ($1,300,000) (with any shortfall to be made up in Payment Shares, cash, or a combination thereof by Techniclone as described above), and Schering shall have no obligation to perform under this Amendment or the Agreement until such time as such sum is realized by Schering. In the event that Schering realizes more that one million, three hundred thousand United States dollars ($1,300,000), Schering shall refund such excess to Techniclone.

                                    (ii) Schering agrees not to sell more than
                           that number of Payment Shares on any trading day that exceeds ten percent (10%) of the trading volume of Techniclone shares on that day.

                                    (iii) Techniclone agrees to use its best
                           efforts to file an S-3 registration statement with the United States Securities and Exchange Commission within seven (7) days of the Effective Amendment Date providing for the registration of the Payment Shares, and to have an effective registration statement within forty-five (45) days of the Effective Amendment Date.

                           (B) FROM DECISION POINT #1 THROUGH DECISION POINT #2.

                                    (i) In the event that Schering determines to
                           go forward with Clinical Development after Decision Point #1 as provided herein, Schering shall so notify Techniclone in writing. In consideration of Schering's agreement to undertake responsibility for payment of Clinical Development Expenses from Decision Point #1 through Decision Point #2, as described above, Techniclone agrees to transfer to Schering, within three (3) days after the registration statement described below in Section 3.04(d)(B)(iii) becomes effective, Payment Shares equal to one million, seven hundred thousand United States dollars ($1,700,000) determined by the average closing stock price for the five trading days prior to the date the registration statement becomes effective. In addition, in lieu of transferring all or part of the Payment Shares to Schering, Techniclone shall have the right to pay Schering in cash at any time to satisfy the obligations of Techniclone hereunder, for either the full amount due to Schering or any portion thereof, at the sole discretion of Techniclone. The Parties recognize that the public market for securities in the United States is volatile, and that as a result Schering may not realize Proceeds of one million, seven hundred thousand United States dollars ($1,700,000) (or such lower amount as may be applicable if Techniclone has satisfied part of its obligations hereunder in cash) when it sells the Payment Shares. In the event that Schering realizes Proceeds of less than one million, seven hundred thousand United States dollars ($1,700,000) (or such lower amount as may be applicable if Techniclone has satisfied part of its obligations hereunder in cash) as a result of the sale of the Payment Shares, Schering shall notify Techniclone of the shortfall. Techniclone shall pay the amount of the shortfall to Schering either by issuing additional Payment Shares to Schering, by paying cash to Schering, or some combination thereof in the sole discretion of Techniclone, but in any event such payment shall be made to Schering within ten trading days from the date of written notification from Schering to Techniclone of the shortfall. The Parties recognize that if Techniclone makes up any shortfall through the transfer of additional Payment Shares to Schering, then the process described above may have to be repeated more than once in order for Schering to realize Proceeds equal to one million, seven hundred thousand United States dollars ($1,700,000). Schering agrees to provide Techniclone with a copy of the relevant broker/dealer trading record within a reasonable time of receipt of a written request from Techniclone.

                           Schering's obligations under this Amendment and the Agreement following Decision Point #1 are conditioned upon Schering realizing Proceeds equal to one million, seven hundred thousand United States dollars ($1,700,000) (with any shortfall to be made up in Payment Shares, cash, or a combination thereof by Techniclone as described above), and Schering shall have no obligation to perform following Decision Point #1 under this Amendment or the Agreement until such time as such sum is realized by Schering. In the event that Schering realizes more that one million United States dollars ($1,700,000), Schering shall refund such excess to Techniclone.

                                    (ii) Schering agrees not to sell more than
                           that number of Payment Shares on any trading day that exceeds ten percent (10%) of the trading volume of Techniclone shares on that day.

                                    (iii) Techniclone agrees to use its best
                           efforts to file an S-3 registration statement with the United States Securities and Exchange Commission within seven (7) days of receipt by Techniclone of the written notice from Schering stating that Schering has determined to go forward with Clinical Development following Decision Point #1 providing for the registration of the Payment Shares, and to have an effective registration statement within forty-five
                           (45) days of such written notice from Schering.

                           (C) CREDIT FOR CLINICAL DEVELOPMENT EXPENSES
                           FOLLOWING DECISION POINT #2. In the event that Schering determines to go forward with Clinical Development after Decision Point #2, then eighty percent (80%) of the Proceeds of the Payment Shares actually spent by Schering on Clinical Development Expenses from the Effective Amendment Date through Decision Point #2 shall be credited toward Techniclone's obligations under Section 3.04(b) incurred after Decision Point #2.

SECTION 4: AMENDMENT OF SECTION 12.02(a); ADDITION OF SECTION 12.02(J). The Parties agree to delete clauses (A), (B), (C) and (D) from Section 12.02(a)(ii), to delete Section 12.02(a)(v) from the Agreement and to replace it with the following new Section 12.02(a)(v), to add new Sections 12.02(a)(viii) and 12.02(a)(ix), and to add a new Section 12.02(j) to the Agreement, as follows:

                                    (v) upon thirty days' written notice given
                           at any time subsequent to Decision Point #2 and prior to Regulatory Approval for any reason;

                                    (viii) upon thirty days' written notice in
                           the event that Schering determines that it is not commercially reasonable to continue Clinical Development. Schering acknowledges that there are several competitive products for Non-Hodgkins Lymphoma currently under development. These products include but are not limited to products under development at Coulter, Idec, SmithKline Beecham, Genentech, Immunomedics, and NeoRx. Schering agrees that the public release of efficacy data after the Effective Amendment Date for any other product for Non-Hodgkins Lymphoma, or the regulatory approval in any country for any such product shall not constitute a reason for termination under this Subsection prior to the Decision Point.

                                    (ix) upon thirty days' written notice if, at
                           Decision Point #1, Schering determines that the clinical efficacy of the Product does not warrant further clinical development.



                  (j) REFUND OF CERTAIN SUMS TO TECHNICLONE. In the event that this Agreement is terminated in its entirety by Schering under any provision of
Section 12.02, other than a termination by Schering on account of Techniclone's failure to comply with one or more of Techniclone's material obligations pursuant to Section 12.02 (b), then Schering shall refund to Techniclone any Proceeds realized by Schering pursuant to Section 3.04(d) in excess of Schering's actual Clinical Development Expenses incurred prior to the date of termination. Schering shall have the right to deduct from the amount to be refunded pursuant to this Section 12.02(j) any sums then owed to Schering by Techniclone, whether or not such sums are related to Clinical Development Expenses.

SECTION 5: PRESS RELEASE. Schering agrees that within ten (10) business days of the commencement to the first clinical trial contemplated by this Amendment, it will publish a press release reasonably satisfactory to both Schering and Techniclone referring to such clinical trial, expressing in reasonable business terms Schering's support of the Clinical Development of Oncolym and Schering's desire to continue to work with Techniclone in such Clinical Development.

SECTION 6: EFFECT OF AMENDMENT. This Amendment is intended to supplement and modify the terms of the Agreement, it being the intent of the Parties that this Amendment shall control the construction, interpretation, and intent of the Agreement. This Amendment shall be effective as of the Effective Amendment Date. From and after the Effective Amendment Date all references in and to the

Agreement shall be deemed to include this Amendment. This Amendment is limited as specified, and shall not constitute an amendment, modification, or waiver of any other provisions of the Agreement. This Amendment shall be subject to
Section 14.09 of the Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

SECTION 7: EXECUTION BY COUNTERPARTS; EXCHANGE BY FACSIMILE. This Amendment may be executed by the Parties in one or more counterparts. Such counterparts may be exchanged by facsimile (provided that each executed counterpart is transmitted in one complete transmission). Where there is an exchange of executed counterparts, each Party shall be bound by the Agreement as amended by this Amendment notwithstanding that original copies of the Amendment may not be exchanged immediately. The Parties shall cooperate after execution of the Amendment and exchange by facsimile to ensure that each Party obtains an original executed copy of this Amendment.



(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Amendment Date.





TECHNICLONE CORPORATION                     SCHERING AG



By: /S/ JOHN  N. BONFIGLIO                  By: /S/ G. STOCK
     -------------------------                  --------------------------------
        John Bonfiglio, Ph. D.,                 Prof. G. Stock,
        President & CEO                         Member of Executive Board of
                                                Directors



                                            By: /S/ J.F. KAPP
                                                --------------------------------
                                                Dr. J.-F. Kapp,
                                                Head of Strategic Business Unit,
                                                Therapeutics